Exhibit 10.29

AMENDMENT NO. 3

TO AMENDED AND RESTATED LEASE

[Pennsylvania]

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED LEASE (the “Amendment”), effective August 31st, 2016, is by and between RAMACO NORTHERN APPALACHIA, LLC, a Delaware limited liability company (“Ramaco”), RAM FARMS, LLC, a Delaware limited liability company (“Ram Farms” and, together with Ramaco, the “Lessor”), and RAM MINING, LLC, a Delaware limited liability company (“Lessee”).

Recitals

WHEREAS, the foregoing parties entered into that certain Amended and Restated Lease dated August 20, 2015, as amended by that certain Amendment No. 1 to Amended and Restated Lease (the “First Amendment”), and that certain Amendment No. 2 to Lease, effective March 31, 2016 (the “Second Amendment,” and as so amended, collectively, the “Lease”); and

WHEREAS, to induce certain investors to provide debt or equity financing to Lessee in order to facilitate development of mining operations on the Leased Premises, which will inure to the benefit of Lessor, Lessor and Lessee desire to modify certain terms of the Lease pursuant to this Amendment.

Agreement

NOW, THEREFORE, in consideration of One Dollar cash-in-hand paid, the mutual agreement of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

1. Notwithstanding anything contained in the Lease to the contrary, from and after the date hereof, Lessee shall timely pay directly to the applicable third party, rather than to Lessor, those amounts required to be paid pursuant to Section 5(A) (TAXES) of the Lease.

2. The Initial Term under Section 3 (TERM) of the Lease is amended to continue for twelve (12) years from the Effective Date. Notwithstanding anything contained in the Lease to the contrary, upon the first payment of Minimum Annual Royalty and Surface Rental under the Lease after application of the provision of Section 3 of this Amendment below, if any (the “Minimum Royalty Commencement Date”), the Initial Term, as defined in Section 3 of the Lease, shall be extended for ten (10) years following the Minimum Royalty Commencement Date. If no Minimum Royalty Commencement Date occurs, the Initial Term shall be calculated as set forth in Section 3 of the Lease.

3. Notwithstanding anything contained in the Lease to the contrary, Minimum Annual Royalty and Surface Rental under Section 4(A) (MINIMUM ANNUAL ROYALTY; SURFACE RENTAL) of the Lease (a) shall commence to be paid by Lessee on or before August 20, 2017, but (b) notwithstanding the foregoing, shall not be paid or payable by Lessee until such time as the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of Lessee’s parent, RAMACO Development, LLC (“Development”), on a consolidated basis for Development and all of its subsidiaries (collectively, the “Company Group”), for the immediately preceding twelve (12) month period (“LTM”) less Company Group’s capital expenditures (“CapEx”) for the same period are greater than or equal to Forty Million Dollars ($40,000,000.00) (the “Threshold”). Each year that such EBITDA less CapEx for the LTM falls below the Threshold for the LTM, no Minimum Annual Royalty or Surface Rental shall be paid until the Threshold is again met. Minimum Annual Royalty and Surface Rental not paid pursuant to this section shall not be accrued for subsequent payment or recoupment. Only Minimum Annual Royalty actually paid shall be subject to recoupment under the terms of the Lease.

4. Lessor represents and warrants to Lessee that, as of the date of this Amendment, there is no mortgage or other similar lien encumbering the Leased Premises or any portion thereof. Notwithstanding anything contained in the Lease to the contrary, Lessor agrees that it shall not grant a mortgage or other similar lien or encumbrance with respect to the Leased Premises or any portion thereof, unless: (a) Lessor first provides Lessee with written notice of its intention to grant such lien, identifying its proposed mortgagee; and (b) Lessor’s mortgagee enters into a written, recordable agreement with Lessee, in such form as is reasonably acceptable to Lessee and such mortgagee, which subordinates Lessee’s interest in the Leased Premises to the lien of such mortgage, agreeing to give such mortgagee reasonable notice and opportunity to cure Lessor’s default under the Lease and to attorn to such mortgagee, provided that (i) such mortgagee agrees in writing to recognize Lessee’s possession and rights under this Lease and not disturb or impair Lessee’s rights to quiet enjoyment of the Leased Premises as long as Lessee is not in default beyond any applicable cure period, and (ii) any default by Lessor under such mortgage shall not affect Lessee’s rights under this Lease as long as Lessee is not in default beyond any applicable cure period.

5. Notwithstanding anything contained in the Lease to the contrary, in the event that Lessor grants a mortgage as permitted in Section 4 above to secure its obligations with respect to any loan, no later than December 31 of each calendar year following the extension of such loan until such loan is satisfied in full and the mortgage securing Lessor’s obligations in connection therewith is released, Lessor shall provide Lessee with evidence, in a form reasonably acceptable to Lessee, of Lessor’s compliance with its loan obligations, which shall be accompanied by a certificate executed by Lessee’s manager, secretary or such other similar administrative representative of Lessor.

6. Notwithstanding anything contained in the Lease to the contrary, and provided this Lease is in full force and effect and has not otherwise expired or been terminated in accordance with the terms hereof, and further provided that Lessee is not then in default beyond any applicable notice and cure period provided for hereunder, Lessee shall have an ongoing right of first refusal to purchase all or any portion of the Leased Premises as follows: If Lessor receives a bona fide offer to all or any portion of the Leased Premises (an “Offer”), Lessor shall send written notice thereof to Lessee, which shall (i) identify the portion of the Leased Premises that is subject to the Offer and (ii) set forth the proposed terms of the Offer. Within ten (10) business days after receipt of Lessor’s notice, Lessee shall reply by written notice either accepting the terms set forth in the Offer or rejecting the same. Failure to respond within the ten (10) business day period shall constitute a rejection of the Offer. In the event that Lessee rejects the Offer, Lessor shall be free to sell the Leased Premises to the offering third party, subject to the terms and conditions of the Lease. In the event that Lessee accepts the terms of the Offer in a timely manner as set forth above, Lessor and Lessee shall thereafter work in good faith to execute a mutually agreeable purchase and sale agreement consistent with the terms and conditions contained in the Offer.

7. Promptly upon receipt of request thereof from Lessee, Lessor shall execute a memorandum or short-form of the Lease, which shall be lodged for recording by Lessee (at Lessee’s sole cost and expense).

8. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Lease.

9. Except as expressly modified herein, all other terms and conditions of the Lease shall continue to remain in full force and effect. To the extent of any conflicts between the language of the Lease and the language of this Amendment, the language of this Amendment shall control.

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IN WITNESS WHEREOF, Ramaco acknowledges its agreement to the foregoing Amendment by causing its duly authorized representative to sign below.

RAMACO NORTHERN APPALACHIA, LLC, a Delaware limited liability company

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Its:	Authorized Agent

AMENDMENT NO. 3 TO AMENDED AND RESTATED LEASE

SIGNATURE PAGE OF SUBLESSOR

IN WITNESS WHEREOF, Ram Farms acknowledges its agreement to the foregoing Amendment by causing its duly authorized representative to sign below.

RAM FARMS, LLC, a Delaware limited liability company

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Its:	Authorized Agent

AMENDMENT NO. 3 TO AMENDED AND RESTATED LEASE

SIGNATURE PAGE OF SUBLESSOR

IN WITNESS WHEREOF, Lessee acknowledges its agreement to the foregoing Amendment by causing its duly authorized representative to sign below.

RAM MINING, LLC, a Delaware limited liability company

By:	/s/ Michael D. Bauersachs
Name:	Michael D. Bauersachs
Its:	Authorized Agent

AMENDMENT NO. 3 TO AMENDED AND RESTATED LEASE

SIGNATURE PAGE OF SUBLESSOR